UMB Financial Corporation News Release

1010 Grand Boulevard

Kansas City, MO 64106

816.860.7000

umb.com

//FOR IMMEDIATE RELEASE//

Contact: , 816.860.5088

Investor Relations Contact: Abby Mayer, 816.860.1685

UMB Announces Conference Call to Discuss

2008 Fourth Quarter and Year-end Results

UMB Financial Corporation (NASDAQ: UMBF), a financial services holding company, plans to host a conference call to discuss its 2008 fourth quarter and year-end earnings results on January 28, 2009, at 8:30 a.m. (CST).

Interested parties may access the call by dialing U.S. (toll-free) 800.218.8862, by following the Web link to the live call: http://w.on24.com/r.htm?e=130448&s=1&k=39A3325858A3ADE488D0E7B22F52CC7F or by visiting umb.com to access the link to the live call.

A replay of the conference call may be heard until February 11th, 2009, by calling (U.S.) 800.405.2236 or (U.S.) 303.590.3000. The replay pass code required for playback is conference ID 11123985#. The call replay may also be accessed via the company's Web site, umb.com, by visiting the investor relations area.

UMB Financial Corporation (NASDAQ: UMBF) is a financial services holding company headquartered in Kansas City, Mo., offering complete banking, asset management, health spending solutions and related financial services to both individual and business customers nationwide. Its banking subsidiaries own and operate 136 banking centers throughout Missouri, Illinois, Colorado, Kansas, Oklahoma, Nebraska and Arizona. Subsidiaries of the holding company and the lead bank, UMB Bank, n.a., include an investment services group based in Milwaukee, Wis., single-purpose companies that deal with brokerage services and insurance, and registered investment advisors for proprietary mutual funds.